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                                  PRESS RELEASE
FOR IMMEDIATE RELEASE
For further information, contact:

Terry Rixford                                     Fletcher Chamberlin
Vice President, Finance and Administration        Investor Relations
Analogy, Inc.                                     Harris Massey Herinckx
(503) 626-9700                                    (503) 295-1922

ANALOGY COMPLETES ACQUISITION OF SYMMETRY DESIGN SYSTEMS

Beaverton, Oregon -- December 3, 1996 -- Analogy, Inc. (NASDAQ:ANLG) today announced the completion of its acquisition of Symmetry Design Systems, Inc., an independent developer of analog and mixed-signal modeling tools and model libraries, located in Los Altos, California. The acquisition will be accounted for as a purchase. In consideration for acquiring all of the Symmetry Design Systems, Inc. stock through a merger, Analogy, Inc. has exchanged 650,000 shares of common stock valued at approximately $2.7 million. Symmetry will operate as an independent, wholly-owned subsidiary of Analogy, Inc.

Analogy, Inc., founded in 1985, is a world leader in advanced, accessible design analysis solutions. The company's products are used in simulation, design and analysis of mixed-technology (analog, mixed-signal, mechanical, hydraulic) components and systems. Analogy offers the industry's DE FACTO standard mixed-technology hardware description language: MAST. Analogy has offices and support staff throughout the United States, Europe and Asia. The company's World Wide Web address is http://www.analogy.com.


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